EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Navidea Biopharmaceuticals, Inc. dated as of March 8, 2016 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 9, 2016

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	Platinum Management (NY) LLC, as Investment Manager

By:	/s/ Joseph SanFilippo
	Name:	Joseph SanFilippo
	Title:	Chief Financial Officer

PLATINUM MANAGEMENT (NY) LLC

By:	/s/ Joseph SanFilippo
	Name:	Joseph SanFilippo
	Title:	Chief Financial Officer

PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND LP

By:	Platinum Liquid Opportunity Management (NY) LLC, as Investment Manager

By:	/s/ Joseph SanFilippo
	Name:	Joseph SanFilippo
	Title:	Chief Financial Officer

PLATINUM LIQUID OPPORTUNITY MANAGEMENT (NY) LLC

By:	/s/ Joseph SanFilippo
	Name:	Joseph SanFilippo
	Title:	Chief Financial Officer

/s/ Mark Nordlicht
MARK NORDLICHT